EXHIBIT 99.2 - PRESS RELEASE ISSUED APRIL 14, 1999

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY
415 N. QUAY STREET
KENNEWICK, WA 99336
509-735-9092 (O)
509-783-5475 (FAX)

        LAKE HAVASU CITY POLICE DEPARTMENT GOES WIRELESS

KENNEWICK, WASHINGTON --- April 14, 1999 --- Electronic Systems Technology Inc. (EST) (OTC: ELST), a manufacturer of wireless communications hardware, announced the Police Department of Lake Havasu City, became the first public safety agency in Arizona to establish a private Radio Area Network (RAN), using the new ESTeem(tm) Mobile Data Computer (MDC) system. The Lake Havasu City MDC system currently serves 10 patrol cars, operating over a 42 square mile area, with the capability of future expansion for additional users, and increased operating area.

The ESTeem MDC system used by the Lake Havasu City Police Department, offers public safety agencies an affordable mobile data network solution. The ESTeem MDC system provides agencies an alternative to existing proprietary data networks where agencies incur monthly service fees based on usage. The ESTeem MDC system allows agencies to establish a private Radio Area Network
(RAN), free of monthly service fees, transmitting data at 19,200 bps, utilizing the 450 to 470 MHz UHF business radio spectrum.

Electronic Systems Technology, a publicly held Company since 1984, brings vast experience to the public safety communications marketplace. The Company, the first to develop the wireless modem and receive the United States and Canadian patents for the technology, has established the ESTeem products as a standard for both industrial control and government applications in over 2,000 networks worldwide.

By bringing the expertise of Electronic Systems Technology and the ESTeem MDC system to the marketplace, a new dimension is added to wireless communications solutions for public safety agencies.

                              www.esteem.com


















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APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The press release was published showing at top left of the press release, the Electronic Systems Technology, Inc. trademarked company logo, showing a black square field containing the stylized letters E S T.